Contact:

Allison Wey

Investor Relations and Corporate Affairs

Par Pharmaceutical Companies, Inc.

(201) 802-4000

PAR PHARMACEUTICAL COMPANIES REPORTS SECOND QUARTER 2010 RESULTS

- Reports GAAP EPS of $0.51; Adjusted Cash EPS of $0.71 -

 - Achieves Near-record Quarterly Gross Margin of $91.5 Million -

- Makes Significant Investments in Generic Development Opportunities –

- Prepares to Launch Two Branded Products -

Woodcliff Lake, N.J., August 4, 2010 – Par Pharmaceutical Companies, Inc. (NYSE:PRX) today reported results for the second quarter ended June 30, 2010.

For the second quarter ended June 30, 2010, the Company reported total revenues of $255.5 million and income from continuing operations of $18.0 million, or $0.51 per diluted share.  These results included payments to new development partners of $17 million, income from a litigation settlement of $4.1 million, the resolution of tax contingencies of $3.7 million, and non-cash interest expense of $0.5 million.  After these items, adjusted income from continuing operations (non-GAAP measure) was $22.7 million.  On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses, income from continuing operations was $25.1 million, or $0.71 per diluted share for the second quarter 2010.  This is compared to reported revenues of $404.0 million and income from continuing operations of $24.0 million, or $0.71 per diluted share, for the same period in 2009, which included a one-time item.  On an adjusted cash basis, income from continuing operations for the second quarter 2009 was $27.2 million, or $0.80 per diluted share.

For the six months ended June 30, 2010, the Company reported total revenues of $547.4 million and income from continuing operations of $44.5 million, or $1.26 per diluted share. On an adjusted cash basis (non-GAAP measure), which excludes amortization expenses and certain items as detailed in the attached reconciliation, income from continuing operations was $51.4 million, or $1.46 per diluted share.  This compares to reported revenues of $608.0 million and income from continuing operations of $40.2 million, or $1.19 per diluted share, for the same period in 2009.  On an adjusted cash basis, income from continuing operations for the first six months of 2009 was $47.0 million, or $1.39 per diluted share.

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Second Quarter Highlights

Key Product Sales

●

Metoprolol:  For the second quarter 2010, net sales of metoprolol succinate were $119.6 million, a decrease of 35% from the first quarter 2010.  The decrease was driven by a decline in volume and price due to competition on the 100mg and 200mg strengths.  Par Pharmaceutical, the Company’s generic drug division, is the authorized generic for all strengths of AstraZeneca’s Toprol® XL.

●

Clonidine:  Net sales for the second quarter 2010 were $26.3 million, compared to $18.5 million for the first quarter.  The increase was due to the availability of additional supply.

●

Sumatriptan: Net sales of sumatriptan succinate were $17.5 million for the second quarter 2010, compared to $17.3 million for the first quarter 2010.  Par Pharmaceutical remained the exclusive supplier of generic Imitrex® 4mg and 6mg starter kits and 4mg prefilled cartridges and had one competitor in the 6mg prefilled cartridges throughout the second quarter 2010.

●

Meclizine: Net sales for the second quarter 2010 were $9.4 million, compared to $10.2 million for the first quarter 2010.  The decrease was driven by a decline in volume and price due to competition in the second quarter.

●

Tramadol ER:  Net sales for the second quarter 2010 were $5.7 million, compared to $5.3 million for the first quarter.  Par Pharmaceutical launched tramadol ER in November 2009.

●

Other generic products:  For the second quarter 2010, net sales from all other generic products were $53.5 million, compared to $37.6 million for the first quarter. The increase was due primarily to the impact of quarter over quarter in-transit revenue recognition, as well as the release of backlogs on certain products. (The first quarter other generic products revenue was negatively impacted due primarily to the deferral of revenue related to shipments at quarter-end without the recognition of revenues related to shipments from the fourth quarter due to the Company’s annual year-end shut down.)

●

Megace® ES:  Net sales were $15.5 million for the second quarter 2010, compared to $13.8 million for the first quarter.  The increase was due to the return to normal buying patterns of the wholesalers.

●

Nascobal® B12 Nasal Spray:  Net sales were $4.4 million for the second quarter 2010, compared to $3.6 million for the first quarter.  The increase was due primarily to an increase in prescription volume.

Total net revenues for the second quarter 2010 were $255.5 million, down $148.5 million, or 37%, from the second quarter 2009.  The decline was principally driven by additional competition in metoprolol, which was partially offset by 2009 product launches such as clonidine, tramadol ER, and Nascobal.

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Gross margin for the second quarter 2010 increased due primarily to the launches of clonidine, tramadol ER, and nateglinide in second half of 2009, and increases in other generic products.  These gains were partially offset by lower metroprolol sales and the impact on price resulting from the recently enacted U.S. healthcare reform.

	2Q 2010		2Q 2009
	$	%	$	%
Key Par (Generic) Products (1)	$ 46.7	26.2%	$ 50.7	15.0%

All other Par (Generic)	27.0	50.4%	20.0	44.4%

Total Par (Generic)	$ 73.7	31.7%	$ 70.7	18.5%

Strativa (Branded) Products	$ 17.8	75.8%	$ 15.7	71.9%

Total (All Products)	$ 91.5	35.8%	$ 86.4	21.4%

(1) 2010 is comprised of metoprolol, clonidine, sumatriptan, meclizine and tramadol ER. 2009 does not include clonidine or tramadol ER as these products were launched subsequent to 2Q 2009.

Research and development (R&D) expenses in the second quarter 2010 were $22.7 million, compared to $5.9 million in the second quarter 2009.  The increase was due to two third-party generic product agreements entered into during the second quarter 2010, totaling $17 million.

Selling, general and administrative (SG&A) expenses for the second quarter 2010 increased to $48.9 million, compared to $44.1 million in the second quarter 2009.  This increase reflects expenses associated with pre-commercialization marketing activities related to the anticipated third quarter 2010 launches of Oravig™ and Zuplenz®, as well as one-time severance charges.

Cash and cash equivalents and marketable securities aggregate balance as of June 30, 2010, was $226 million.

Product and Pipeline Update

In April 2010, Par Pharmaceutical and its development partner MN Pharmaceuticals of Turkey announced that they had entered into a settlement agreement with sanofi-aventis that resolves patent litigation related to their generic version Eloxatin® (oxaliplatin injection) product. Under the terms of the settlement, Par would begin selling the generic version of Eloxatin in August 2012, or earlier under certain circumstances.  Eloxatin had combined U.S. sales of approximately $636 million for the twelve months ended March 31, 2010, according to IMS Health.

In April 2010, Strativa Pharmaceuticals, the Company’s branded drugs division, announced that it received FDA approval for Oravig™ (miconazole) buccal tablets for the treatment of oropharyngeal candidiasis (OPC).  Strativa intends to launch Oravig in the third quarter of 2010.

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In May 2010, Par Pharmaceutical announced that its partner Glenmark Generics entered into a settlement agreement with an affiliate of Merck & Co. that resolves patent litigation related to Glenmark’s submission of an abbreviated new drug application for a generic version of Zetia®.  Under the terms of the settlement agreement, Par will be able to launch the product on December 12, 2016, or earlier under certain circumstances, ahead of the April 25, 2017 expiration of Merck’s patent exclusivity for Zetia.

In July 2010, Par Pharmaceutical successfully launched omeprazole and sodium bicarbonate capsules, which are a generic form of Santarus’ Zegerid®.  Annual U.S. sales of Zegerid capsules are approximately $195 million, according to IMS Health.

In July 2010, Strativa Pharmaceuticals received FDA approval for Zuplenz® (ondansetron) oral soluble film.  Strativa intends to launch Zuplenz in the fourth quarter of 2010.

Par Pharmaceutical currently has approximately 28 ANDAs pending with the FDA, 12 of which Par believes to be first-to-file opportunities with a brand value of approximately $7.6 billion.

Conference Call

The Company has scheduled a conference call for Wednesday, August 4th at 9:00am EDT to discuss results for the second quarter 2010.  The Company invites investors and the general public to listen to a webcast of the conference call.  Access to the live webcast can be made via the Company’s website at http://www.parpharm.com and will be available for two weeks.

Dial-in Information

Domestic:

800-659-2056

International:

617-614-2714

Passcode:

71836499

A replay of the conference call will be available for two weeks approximately one hour after the call.

Replay Information

Domestic:

888-286-8010

International:

617-801-6888

Passcode:

84280770

Non-GAAP Measures

The Company believes it prepared its condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) and pursuant to accounting requirements of the Securities and Exchange Commission.  In an effort to provide investors with additional information regarding the Company’s results and to provide a meaningful period-over-period comparison of the Company’s financial performance, the Company sometimes uses non-GAAP financial measures as defined by the Securities and Exchange Commission.  The differences between the GAAP and non-GAAP financial measures are reconciled in an attached schedule.  In presenting comparable results, the Company discloses non-GAAP financial measures when it believes such measures will be useful to investors in evaluating the Company’s underlying business performance.  Management uses the non-GAAP financial measure “Adjusted Income from Continuing Operations” to evaluate the Company’s financial performance against internal budgets and targets.  In addition, management internally reviews the Company’s results excluding the impact of certain items, as it believes that these non-GAAP financial measures are useful for evaluating the Company’s core operating results and

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facilitating comparison across reporting periods. In addition, the accompanying press release presents “Adjusted Cash EPS”, which is a non-GAAP financial measure.  Adjusted Cash EPS represents net income adjusted for amortization expense related to intangible assets, in addition to the item adjusted for in Adjusted Income from Continuing Operations.  The Company believes that this measure is utilized by industry analysts in comparing the Company’s results to that of similar companies within our industry.  Importantly, the Company believes non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures.  The Company’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

About Par Pharmaceutical Companies, Inc.

Par Pharmaceutical Companies, Inc. is a U.S.-based specialty pharmaceutical company.  Through its wholly-owned subsidiary’s two operating divisions, Par Pharmaceutical and Strativa Pharmaceuticals, it develops, manufactures and markets higher-barrier-to-entry generic drugs and niche, innovative proprietary pharmaceuticals. For press release and other company information, visit www.parpharm.com.

Safe Harbor Statement

Certain statements in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  To the extent any statements made in this news release contain information that is not historical, these statements are essentially forward-looking and, as such, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company, which could cause actual results and outcomes to differ materially from those expressed herein.  Risk factors that might affect such forward-looking statements include those set forth in Item 1A of the Company’s most recent Annual Report on Form 10-K in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.  Any forward-looking statements included in this news release are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

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PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$ 175,249	$ 121,668
Available for sale marketable debt securities	50,793	39,525
Accounts receivable, net	132,177	154,837
Inventories	68,822	80,729
Prepaid expenses and other current assets	17,992	14,051
Deferred income tax assets	26,356	26,356
Income taxes receivable	3,820	9,005
Total current assets	475,209	446,171

Property, plant and equipment, net	73,675	74,696
Available for sale marketable debt and equity securities	425	475
Intangible assets, net	96,618	69,272
Goodwill	63,729	63,729
Other assets	1,465	989
Non-current deferred income tax assets, net	72,512	68,495
Total assets	$ 783,633	$ 723,827

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$ 47,213	$ 46,175
Accounts payable	32,554	22,662
Payables due to distribution agreement partners	44,444	58,552
Accrued salaries and employee benefits	11,936	16,072
Accrued government pricing liabilities	36,664	24,713
Accrued expenses and other current liabilities	17,015	14,903
Total current liabilities	189,826	183,077

Long-term debt, less current portion	-	-
Other long-term liabilities	40,166	42,097
Commitments and contingencies	-	-

Stockholders' equity:
Common Stock, par value $0.01 per share, authorized 90,000,000 shares; issued
37,944,451 and 37,662,231 shares	379	377
Additional paid-in capital	344,010	331,667
Retained earnings	281,091	236,398
Accumulated other comprehensive gain	119	357
Treasury stock, at cost 2,886,503 and 2,815,879 shares	(71,958)	(70,146)
Total stockholders' equity	553,641	498,653
Total liabilities and stockholders’ equity	$ 783,633	$ 723,827

PAR PHARMACEUTICAL COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 27,	June 30,	June 27,
	2010	2009	2010	2009

Revenues:
Net product sales	$ 248,739	$ 400,149	$ 537,017	$ 600,372
Other product related revenues	6,735	3,852	10,389	7,664
Total revenues	255,474	404,001	547,406	608,036
Cost of goods sold	164,015	317,593	372,437	457,559
Gross margin	91,459	86,408	174,969	150,477
Operating expenses:
Research and development	22,660	5,937	27,312	13,109
Selling, general and administrative	48,865	44,117	90,100	77,077
Settlements and loss contingencies, net	(4,068)	61	(4,006)	(3,315)
Restructuring costs	-	81	-	1,482
Total operating expenses	67,457	50,196	113,406	88,353
Gain on sale of product rights and other	146	265	5,921	1,365
Operating income	24,148	36,477	67,484	63,489
Gain on bargain purchase	-	3,021	-	3,021
Gain on extinguishment of senior subordinated convertible notes	-	504	-	749
Loss on marketable securities and other investments, net	-	-	-	(55)
Interest income	273	667	601	1,824
Interest expense	(918)	(2,595)	(1,826)	(5,162)
Income from continuing operations before provision for income taxes	23,503	38,074	66,259	63,866
Provision for income taxes	5,468	14,087	21,798	23,624
Income from continuing operations	18,035	23,987	44,461	40,242
Discontinued operations:
(Benefit) provision for income taxes	(360)	176	(232)	352
Gain (loss) from discontinued operations	360	(176)	232	(352)
Net income	$ 18,395	$ 23,811	$ 44,693	$ 39,890

Basic earnings (loss) per share of common stock:
Income from continuing operations	$ 0.53	$ 0.71	$ 1.31	$ 1.20
Gain (loss) from discontinued operations	0.01	0.00	0.01	(0.01)
Net income	$ 0.54	$ 0.71	$ 1.32	$ 1.19

Diluted earnings (loss) per share of common stock:
Income from continuing operations	$ 0.51	$ 0.71	$ 1.26	$ 1.19
Gain (loss) from discontinued operations	0.01	0.00	0.01	(0.01)
Net income	$ 0.52	$ 0.71	$ 1.27	$ 1.18

Weighted average number of common shares outstanding:
Basic	34,112	33,630	34,021	33,616
Diluted	35,475	33,771	35,273	33,772

Reconciliation Between Reported (GAAP); Adjusted Income from Continuing Operations and “Adjusted Cash EPS”
(In Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	June 30,	June 27,
	2010	2009
Income from Continuing Operations	$ 18,035	$ 23,987

Upfront and development milestone payments	17,000	-
Litigation settlement	(4,130)	-
Non-cash interest expense	524	1,249
Gain on bargain purchase	-	(3,021)
Restructuring costs	-	81
Sum of adjustments, pre-tax	$ 13,394	($1,691)
Estimated tax on adjustments	(5,090)	643
Resolution of tax contingencies	(3,657)	-
Adjusted Income from Continuing Operations (non-GAAP measure)	$ 22,682	$ 22,939

Amortization Expense	3,904	6,825
Estimated tax impact	(1,484)	(2,594)
Amortization Expense, net of tax	2,420	4,232
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	25,103	27,170
“Adjusted Cash EPS” from Continuing Operations (non-GAAP measure)	$ 0.71	$ 0.80

Diluted weighted average shares outstanding	35,475	33,771

	Six Months Ended
	June 30,	June 27,
	2010	2009
Income from Continuing Operations	$ 44,461	$ 40,242

Upfront and development milestone payments	17,000	1,000
Sale of product rights	(5,000)	(1,100)
Litigation settlement	(4,130)	-
Non-cash interest expense	1,038	2,842
Change in estimate related to final Pentech settlement	-	(3,412)
Gain on bargain purchase	-	(3,021)
Restructuring costs	-	1,482
Sum of adjustments, pre-tax	$ 8,908	($2,209)
Estimated tax on adjustments	(3,385)	839
Resolution of tax contingencies	(3,657)	-
Adjusted Income from Continuing Operations (non-GAAP measure)	$ 46,327	$ 38,872

Amortization Expense	8,154	13,077
Estimated tax impact	(3,099)	(4,969)
Amortization Expense, net of tax	5,055	8,108
Adjusted Cash basis from Continuing Operations (non-GAAP measure)	51,382	46,980
“Adjusted Cash EPS” from Continuing Operations (non-GAAP measure)	$ 1.46	$ 1.39

Diluted weighted average shares outstanding	35,273	33,772